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                                                                     EXHIBIT 5.1

                                July 28th, 1997




Hancock Fabrics, Inc.
3406 West Main Street
Tupelo, Mississippi  38801

         Re:     Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel for Hancock Fabrics, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 1 million shares of the Company's common stock (the "Stock"), issuable under the terms of the Company's 1995 Restricted Stock Plan as referenced in the Registration Statement, 1 million common stock purchase rights attached thereto (the "Rights") and 1 million shares of the Stock issuable upon exercise of the Rights.

         In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company, and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         (i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

         (ii) The Stock and Rights covered by the Registration Statement have been duly authorized for issuance and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable.
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Hancock Fabrics, Inc.
July 28, 1997
Page 2

         This opinion is furnished to you solely for your benefit in connection with Hancock Fabrics, Inc. July 28, 1997 the filing of the Registration Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to, and to the use of our name in, the Registration Statement.

                                           Very truly yours,

                                           DONAHUE, GALLAGHER, WOODS & WOOD, LLP



                                           By /s/ Gail P. Clark
                                             -----------------------------------
                                                  Gail P. Clark

GPC:pjt